SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - August 2, 2001
                       (Date of Earliest Event Reported)


                                 ZENASCENT, INC.
                   (Exact name of registrant as specified in its charter)


                          Commission File No. 333-89941


        DELAWARE                                  65-0648808
------------------------------            -----------------------------
  (State of Incorporation)                  (I.R.S. Employer
   Identification No.)

10 West 33rd Street, Suite 705
NEW YORK, NEW YORK                              10001
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(Address of principal                        (Zip Code)
  executive offices)


Registrant's telephone number, including area code:  (212) 594-8146
                             Not applicable
-----------------------------------------------------------------------
    (Former name or former address, if changed since last report)


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ITEM 5.  Other Events.

     On August 2, 2001, Zenascent, Inc., a Delaware corporation (the "Company"), announced the execution of a merger agreement (the "Merger Agreement") with Cedric Kushner Boxing, Inc., a Delaware corporation ("CKB"), whereby CKB will merge with a wholly-owned Delaware corporation subsidiary of the Company, with CKB being the surviving corporation (the "Merger"). Under the terms of the Merger, the Company will acquire 100% of the capital stock of CKB in exchange for (1) preferred stock (the "Merger Preferred Stock") that is convertible into 65% of the common stock of the Company to be outstanding after the Merger and
(2) warrants to acquire 7,000,000 additional shares of common stock of the Company at an exercise price of $.40 per share. Upon consummation of the Merger, all of such shares of capital stock will be restricted securities.

     Upon consummation of the Merger, the Company's management and Board of Directors intend to resign and will be replaced with CKB's management and a Board of Directors that will consist of four (4) persons designated by the stockholders of CKB and one (1) person designated by the Company's present Board of Directors. CKB, through its wholly-owned subsidiary Cedric Kushner Promotions, Ltd., is currently engaged in the business of promoting boxing events. In addition, through a related entity which CKB has an option to acquire, CKB produces boxing-based television programming.

     The surviving corporation will continue the existing businesses conducted by CKB. Except as contemplated by the Merger, the stockholders of CKB have no material relationship with the Company or its affiliates. The amount of the consideration to be paid in the Merger has been determined by arms' length negotiations between the Company and the CKB stockholders.

     Consummation of the Merger is subject to numerous conditions, including, without limitation, the consummation by the Company of two (2) financings (the "Pre-Merger Financings") with respect to the common stock, par value $.001 per share (the "Common Stock") of the Company of at least $2,500,000 in the aggregate and a bridge loan in the principal amount of at least $575,000 from the Company to Cedric Kushner Promotions, Ltd., a wholly-owned subsidiary of CKB, which bridge loan is to be provided from the proceeds of the first of such financings.

     The authorized capital stock of the Company currently consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Following the Merger, the Company is obligated to seek stockholder approval to increase the number of authorized shares of Common Stock to 100,000,000.

     As of the date of the Merger Agreement and prior to the Pre-Merger Financings, the Company had outstanding 6,988,341 shares of Common Stock and had reserved for issuance 8,993,895 shares of Common Stock (the "Reserved Shares") to be issued upon the exercise or conversion, if any, of all outstanding options, warrants, convertible notes and other instruments convertible into or exercisable for Common Stock. The Reserved Shares do not include shares of Common Stock which may be issued upon conversion or exercise of securities issued as merger consideration nor does it include shares of Common Stock which


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may be issued upon conversion of the Series A Stock (as defined in the next sentence). The Company has also agreed to issue 206,666 shares of Series A Convertible Preferred Stock that are convertible into 2,066,666 shares of Common Stock (the "Series A Common Shares") and warrants to acquire 206,666 shares of Series A Stock, which, following exercise for Series A Stock, may be converted into 2,066,666 shares of Common Stock.

     A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.


Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

EXHIBIT                    DESCRIPTION

2.1              Agreement and Plan of Merger between Zenascent,
                 Inc., Zenascent Newco, Inc., Cedric
                 Kushner Boxing, Inc., Cedric Kushner and James
                 DiLorenzo dated August 2, 2001.

99.1             Press Release dated August 2, 2001

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ZENASCENT, INC.

                                    By /s/ Steven Angel
                                    ---------------------
                                    Name:  Steven Angel
                                    Title: Secretary


Dated: August 8, 2001